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                                                    Morgan
                                                    & Company
                                                    Chartered Accountants






                  INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration Statement of Sedona Software Solutions, Inc. on Amendment No. 1 to the Form SB-2 of our Auditors' Report, dated July 24, 2000, except for Note 5 which is as of October 30, 2000, on the balance sheet of Sedona Software Solutions, Inc. as of June 30, 2000, and the statements of loss and deficit, cash flows, and stockholders' equity for the period then ended.

In addition, we consent to the reference to us under the heading
"Experts" in such Registration Statement.



Vancouver, Canada
                                              /s/ MORGAN & COMPANY

June 13, 2001                                 Chartered Accountants


Tel:  (604) 687-5841        Member of           P.O. Box 10007 Pacific Centre
Fax:  (604) 687-0075         ACPA        Suite 1488 - 700 West Georgia Street
www.morgan-cas.com         International              Vancouver, B.C. V7Y 1A1